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                                                               Exhibit 26(n)(ii)


                [letterhead of Sutherland, Asbill & Brennan LLP]


                                 April 13, 2007


Transamerica Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the Form N-6 registration statement for Transamerica Corporate Separate Account Sixteen (File No. 333-109579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Frederick R. Bellamy
                                            ------------------------------------
                                            Frederick R. Bellamy

FRB/amv